EXHIBIT INDEX


1.       Amendment No. 3 to Restated Agreement and Declaration of
         Trust

2. Management Agreement with Countrywide Investments, Inc. for the Growth/Value Fund

3. Management Agreement with Countrywide Investments, Inc. for the Aggressive Growth Fund

4. Form of Management Agreement with Countrywide Investments, Inc. for the International Equity Fund

5. Subadvisory Agreement with Mastrapasqua & Associates, Inc. for the Growth/Value Fund

6. Subadvisory Agreement with Mastrapasqua & Associates, Inc. for the Aggressive Growth Fund

7. Form of Subadvisory Agreement with Bankers Trust Company for the International Equity Fund

8.       Form of Underwriter's Dealer Agreement

9.       Accounting  and  Pricing  Services   Agreement  with  Countrywide  Fund
         Services, Inc.

10. Transfer, Dividend Disbursing, Shareholder Service and Plan Agency Agreement with Countrywide Fund Services, Inc.

11.      Consent of Independent Auditors

12.      Form of Administration Agreement with Respect to the
         Administration of Shareholder Accounts





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